UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2015

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500

Cleveland, Ohio 44131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 216-447-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 9, 2015, CBIZ, Inc. (the “Company”) issued a press release announcing its financial results for the three and twelve months ended December 31, 2014. A copy of the press release is furnished herewith as Exhibit 99.1. A transcript of CBIZ’s earnings conference call held on February 9, 2015 is furnished herewith as Exhibit 99.2. The exhibits contain, and may implicate, forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 5.02(d) Election of New Directors.

Effective February 11, 2015, the Board of CBIZ, Inc. (the “Company”) expanded the number of its directors to nine and elected Ms. Gina D. France and Mr. Sherrill W. Hudson to serve as independent Directors of CBIZ, Inc. Both directors will serve through the 2015 Annual Meeting, at which time they are expected to stand for re-election. As non-employee directors they will receive the standard compensation for a CBIZ non-employee director as outlined in the Company’s 2014 Proxy Statement and as amended since that time. As new directors each of them has been granted 50,000 immediately vested options as of February 11, 2015, along with an annual equity compensation award. Neither individual is a party to any related party transactions outlined in Item 404(a) of Regulation S-K. Both individuals have been appointed to serve on the Company’s Nominating and Governance Committee. A copy of the press release is furnished herewith as Exhibit 99.3.

Item 8.01 Other Events.

On February 11, 2015, the Board of CBIZ, Inc. (the “Company”) authorized the continuation of the Company’s Share Repurchase Program, which has been renewed annually for the past eleven years. This authorization renews the 5.0 million share authorization currently in place which expires on March 31, 2015. The Board of Directors of the Company has authorized the purchase of up to 5.0 million additional shares of its outstanding common stock to be obtained in open market, privately negotiated, or 10b5-1 trading plan purchases through March 31, 2016. A copy of the press release is furnished herewith as Exhibit 99.3.

As of December 31, 2014, CBIZ had approximately 51.5 million shares of diluted weighted average common stock outstanding. CBIZ’s Board of Directors believes that the repurchase plan is a prudent use of the Company’s financial resources, and that investing in its own shares is an attractive use of capital and an efficient means to provide value to CBIZ stockholders. CBIZ anticipates that it will obtain all of the funds necessary to purchase shares under the repurchase program, and to pay related fees and expenses, from operating cash flow and by borrowing under its credit facility. This authorization allows such purchases to the extent permitted under the Company’s current or any future credit facility, without further amendment.

Item 9.01(d) Exhibits.

Exhibit 99.1	Press Release of CBIZ, Inc. dated February 9, 2015, announcing its financial results for the three and twelve months ended December 31, 2014.

Exhibit 99.2	Transcript of earnings conference call held on February 9, 2015, discussing CBIZ’s financial results for the three and twelve months ended December 31, 2014.

Exhibit 99.3	Press Release of CBIZ, Inc. dated February 11, 2015, announcing the appointment of Gina D. France and Sherrill W. Hudson to the CBIZ Board of Directors and the continuation of the CBIZ Share Repurchase Program.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2015

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary and General Counsel